Exhibit 3.9

I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “LANNETT COMPANY, INC.” FILED IN THIS OFFICE ON THE THIRD DAY OF DECEMBER, A.D. 1991, AT 10:30 O’CLOCK A.M.

* * * * * * * * * * *

Certificate of incorporation

Of

Lannett company, inc.

THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

1.The name of the corporation is:

LANNETT COMPANY, INC.

2.The address of the registered office of the corporation in the State of Delaware is 2 West Loockerman Street, Dover, Kent County, Delaware 19903 and the registered agent in charge thereof is Barros, McNamara, Scanlon, Malkiewicz & Taylor, P.A.
3.The purpose of the corporation is to engage in any lawful act or activity for which corporation may be organized under the General Corporation Law of Delaware.
4.The corporation is authorized to issue capital stock to the extent of:

Five million (5,000,000) Shares of Common Stock, $.001 Par Value

5.The Board of Directors is authorized and empowered to make, alter, amend and rescind any and all of the By-laws of the Corporation, but By-laws made by the Board may be altered or repealed, and new By-laws made, by the stockholders.
6.Except as otherwise required by statute, the books and records of the corporation may be kept outside of the State of Delaware at such place or places provided in the By-laws of the corporation or from time to time designated by the Board of Directors.

7.The name and address of the incorporator is as follows:

Name	Address
Nancy A. Briasco	c/o Clark, Ladner, Fortenbaugh & Young 2005 Market Street Philadelphia, PA 19103

8.The provisions of Section 203 of the General Corporation Law of Delaware shall not be applicable to the corporation.
9.Under Section 102(b)(7) of the Delaware General Corporation Law, no director of this corporation shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director.  Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law:  (i) for breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.  No amendment to or repeal of this paragraph shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.
10.Each person who was or is made a party or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall incur to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) below, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation.  The right to indemnification conferred in this paragraph shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be determined under this paragraph or otherwise.  The corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.
(a)If a claim under paragraph (a) above is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defense to any such action (other than any action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation.  Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders), to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard or conduct.
(b)Notwithstanding any limitation to the contrary contained in paragraphs (a) or (b) above, the corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(c)The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware Corporation Law.

IN WITNESS WHEREOF, the incorporator has hereunto set her hand and seal this 2nd day of December, 1991.

I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP OF LANNETT COMPANY, INC., A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE MERGING LANNETT COMPANY, INC., A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF PENNSYLVANIA, PURSUANT TO SECTION 253 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE NINETEENTH DAY OF DECEMBER, A.D. 1991, AT 9 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CORPORATION SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE

* * * * * * * * * * *

CERTIFICATE OF OWNERSHIP AND MERGER

Pursuant to the provisions of Section 253 of the General Corporation Law of the State of Delaware, the undersigned corporations, LANNETT COMPANY, INC. (“Lannett-DE”), a Delaware corporation, and LANNETT COMPANY, INC. (“Lannett-PA”), a Pennsylvania corporation, hereby adopt the following Certificate of Ownership and Merger.

11.Prior to the merger, Lannett-DE was a wholly-owned subsidiary of Lannett-PA.
12.Lannett-Pa is being merged into Lannett-DE. Lannett-DE shall be the surviving corporation.
13.Set forth below are resolutions adopted by the Board of Directors of Lannett-PA on September 26, 1991:

“RESOLVED, that this Corporation merge with and into its wholly-owned subsidiary, Lannett Company, Inc. (“Lannett-DE”), a Delaware corporation, with Lannett-DE being the surviving corporation; and, be it further

RESOLVED, that the shareholders of this Corporation shall be the sole stockholders of Lannett-DE subsequent to the effective date of the merger and shall hold the same number of shares of stock in Lannett-DE as they held in this Corporation.”

The merger was approved on December 6, 1991 by a majority of the shareholders of Lannett-PA in accordance with the provisions of the Business Corporation Law of the Commonwealth of Pennsylvania.

IN WITNESS WHEREOF, each of the undersigned corporations have caused this Certificate to be signed on this 16th day of December, 1991.

ARTICLES OF MERGER-DOMESTIC BUSINESS CORPORATION
DSCB:15-1925 (Rev59)

In compliance with the requirements of 15 Pa.C.S. § 1925 (relating to articles of merger or consolidation), the undersigned business corporations, desiring to effect a merger, hereby state that:

1.	The name of the corporation surviving the merger is LANNETT COMPANY, INC.
2.	(Check and complete one of the following):

____ The surviving corporation is a domestic business corporation and the (a) address of its current registered office is this Commonwealth or (b) commercial registered offer provider and the venue is (the Department is hereby authorized to correct the following address to conform to the records of the Department):

(a)	Number and StreetCityStateZipCounty
(b)	Name of Commercial Registered Office ProviderCounty

X The surviving corporation is a qualified foreign business corporation incorporated under the law of Delaware and the (a) address of its current registered office in this Commonwealth or (b) commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following address to conform to the records of the Department):

(c)	9000 State Road Philadelphia PA 19103 Philadelphia Number and StreetCityStateZipCounty
(d)	Name of Commercial Registered Office ProviderCounty

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

____ The surviving corporation is a nonqualified foreign business corporation incorporated under the laws of
Number and StreetCityStateZipCounty

3.	The name and address of the registered office of each other domestic business corporation and qualified foreign business corporation which is a party to the plan of merger are as follows:

Lannett Company, Inc.,

a Pennsylvania Corporation

9000 State Road

Philadelphia, PA 19103

EXHIBIT “A”

AGREEMENT

AND

PLAN OF MERGER

OF

LANNETT COMPANY, INC.,
a Pennsylvania corporation

INTO

LANNETT COMPANY, INC.
a Delaware corporation

1.The constituent corporation, Lannett Company, Inc., a Pennsylvania corporation (“Lannett-PA”), shall, pursuant to the provisions of the Pennsylvania Business Corporation Law of 1988 and of the Delaware General Corporation Law, be merged into Lannett Company, Inc., a Delaware corporation (“Lannett-DE”), which shall be the surviving corporation upon the effective date of the merger, under its present name, and which shall continue to exist under the provisions of the laws of the State of Delaware. The separate corporate existence of the Lannett-PA shall cease upon the effective date of the merger.
2.The Articles of Incorporation of Lannett-DE shall be the Articles of Incorporation of the surviving corporation as the same shall be in effect on the effective date of the merger.
3.The present bylaws of Lannett-DE will be the bylaws of the surviving corporation and will continue in full force and effect until altered or amended as therein provided under the authority of the laws of the State of Delaware.
4.The directors and officers of Lannett-PA, upon the effective date of the merger, shall constitute the members of the Board of Directors and the officers of the surviving corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the bylaws of the surviving corporation.
5.Each share of common stock of Lannett-PA outstanding on the effective date of the merger and all rights in respect thereto shall forthwith, upon such effective date, be converted into and become exchanged into one share of common stock of Lannett-DE.
6.The Agreement and Plan of Merger set forth herein and approved by the respective Boards of Directors of Lannett-PA and Lannett-DE, shall be submitted to the respective shareholders of Lannett-PA and Lannett-DE for approval or rejection in the manner prescribed by the Pennsylvania Business Corporation Law of 1988 and the Delaware General Corporation Law.

7.In the event that the Agreement and Plan of Merger shall have been approved by the respective shareholders of Lannett-PA and Lannett-DE in accordance with the provisions of the Pennsylvania Business Corporation Law of 1988 and the Delaware General Corporation Law, Lannett-PA and Lannett-DE agree that they will cause to be executed and filed and recorded any document or documents prescribed by the laws of the Commonwealth of Pennsylvania and the State of Delaware, and that they will cause to be performed all necessary acts within the Commonwealth of Pennsylvania, the State of Delaware and elsewhere to effectuate the merger.
8.The Board of Directors, the President or a Vice President, the Secretary or an Assistance Secretary, and any other officers of Lannett-PA and of Lannett-DE, respectively, are hereby authorized, empowered and directed to do any and all acts and things, and to make, execute, deliver, file, and record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Agreement and Plan of Merger or the merger herein provided for.
9.The merger herein provided for shall be effective immediately upon filing Articles of Merger with the Commonwealth of Pennsylvania and the State of Delaware (the “Effective Date”).
10.If, at any time prior to the Effective Date, events or circumstances occur which, in the opinion of the majority of the Board of Directors of either Lannett-PA or Lannett-DE, render it inadvisable to consummate the merger, this Agreement and Plan of Merger shall be void and shall not be effective even though previously adopted by the respective shareholders of Lannett-PA and Lannett-DE as hereinabove provided. The filing of the Articles of Merger with the Commonwealth of Pennsylvania and the State of Delaware shall conclusively establish that no action to terminate this Agreement and Plan of Merger has been taken by the Board of Directors of either Lannett-PA or Lannett-DE.

Dated:December 16, 1991

APPLICATION FOR CERTIFICATE OF AUTHORITY
DSCB:15-4124/6124 (Rev 90)-2

Indicate type of corporation (check one):

X	Foreign Business Corporation (15 Pa.C.S. §4124)
Foreign Nonprofit Corporation (15 Pa.C.S. §6124)

In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations) the undersigned association hereby states that:

1.The name of the corporation is:  Lannett Company, Inc.
2.	The name which the corporation adopts for use in this Commonwealth is (complete only when the corporation must adopt a corporate designator for use in Pennsylvania):

3.	(If the name set forth in Paragraph 1 is not available for use in the Commonwealth, complete the following):

The fictitious name which the corporation adopts for use in transacting business in the Commonwealth is:

This corporation shall do business in Pennsylvania only under such fictitious name pursuant to the attached resolution of the board of directions under the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations) and the attached form DBCB:54-311 (Application for Registration of Fictitious Name).

4.	The name of the jurisdiction under the laws of which the corporation is incorporated is:

Delaware

5.	The address of its principal office under the laws of the jurisdiction in which it is incorporated is:

2 West Loockerman Street   Dover  Delaware 19903  Kent
Number and StreetCityStateZipCounty

6.	The (a) address of this corporation’s proposed registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:
(a)	9000 State Road Philadelphia PA 19036 Philadelphia Number and StreetCityStateZipCounty
(b)	c/o: Name of Commercial Registered Office Provider

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

7.	(Check one of the following):

X (Business corporation): The corporation is a corporation incorporated for a purpose or purposes involving pecuniary profit, incidental or otherwise.

____ (Nonprofit corporation): The corporation is a corporation incorporated for a purpose or purposes not involving pecuniary profit, incidental or otherwise.

IN TESTIMONY WHEREOF, the undersigned corporation has caused this Application for a Certificate of Authority to be signed by a duly authorized officer this 16th day of December, 1991.

  Lannett Company, Inc.
(Name of Corporation)

BY: /s/ Barry Weisberg

TITLE:Barry Weisberg, President

➢	Lannett Company, Inc. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

➢	FIRST: That at a meeting of the Board of Directors of Lannett Company, Inc.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof.  The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “  4 ” so that, as amended, said Article shall be and read as follows: “The corporation is authorized to issue capital stock to the extent of 50,000,000 shares of common stock $.001 par value.

➢	SECOND, That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
➢	THIRD, That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
➢	FOURTH, That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said  Lannett Company, Inc.

has caused this certificate to be signed by

 Barry Weisberg        , its President,

and  Audrey Farber        , its Secretary,

this  16th   day of  February  , 1993.

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
LANNETT COMPANY, INC.

LANNETT COMPANY, INC., a corporation organized and existing under and by virtue of the Delaware General Corporation Law, DOES HEREBY CERTIFY:

1. That, on August 13, 2013, the Board of Directors of the Corporation, pursuant to the authority vested in it by Section 141 of the Delaware General Corporation Law (the “DGCL”), adopted a Resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Corporation:

RESOLVED, that this Corporation’s Certificate of Incorporation is hereby amended by revising Paragraph 4 to read as follows:

4.	The corporation is authorized to issue capital stock to the extent of: One Hundred Million (100,000,000) Shares of Common Stock, $.001 Par Value

2. That, on January 22, 2014, the stockholders having a majority of the outstanding stock entitled to vote thereon voted in favor of the foregoing Amendment in accordance with the provisions of Section 211 of the DGCL.

3. That the foregoing Amendment was duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, said Lannett Company, Inc., has caused this Certificate of Amendment to be executed by its duly authorized officer this 24th day of January, 2014.

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:47 AM 02/03/2023
FILED 07:47 AM 02/03/2023
SR 20230361207 - File Number 2280565

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
LANNETT COMPANY, INC.

LANNETT COMPANY, INC., a corporation organized and existing under and by virtue of the Delaware General Corporation Law, DOES HEREBY CERTIFY:

1. The name of this corporation is Lannett Company, Inc. and the date on which the Certificate of Incorporation of this corporation was originally filed with the Secretary of State of the State of Delaware was December 3, 1991 (the “Certificate of Incorporation”).

2. The date on which the first amendment to the Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware was February 18, 1993.

3. That, on January 25, 2023, the Board of Directors of the corporation, pursuant to the authority vested in it by Section 141 of the Delaware General Corporation Law (the “DGCL”), adopted as a resolution proposing and declaring advisable the following amendment (the “Amendment”) to the Certificate of Incorporation, as amended, of said corporation:

RESOLVED, that this corporation’s Certificate of Incorporation, as amended, is hereby amended by revising Paragraph 4 to read as follows:

4.	The corporation is authorized to issue capital stock to the extent of:

25,000,000 Shares of Common Stock, $.001 Par Value

Upon the filing and effectiveness (the “Effective Time”) pursuant to the Delaware General Corporation Law of this Certificate of Amendment to the Certificate of Incorporation, as amended, of the corporation, each 4 shares of Common Stock, $.001 Par Value (the “Old Common Stock”), either issued and outstanding or held by the corporation in treasury stock immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, $.001 Par Value (the “New Common Stock”). The corporation shall, through its transfer agent, provide a book-entry statement reflecting the number of shares of New Common Stock to which the holder is entitled following a reverse stock split to holders of Old Common Stock. From and after the Effective Time, certificates representing shares of Old Common Stock are hereby canceled and shall represent only the right of holders thereof to receive New Common Stock. The Corporation shall not issue fractional shares of New Common Stock and, in lieu thereof, the corporation’s transfer agent shall aggregate all fractional shares remaining after the Reverse Stock Split and sell them as soon as practicable after the Effective Time at the then prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive a fractional share, and after the transfer agent’s completion of such sale, stockholders shall receive a cash payment

(without interest or deduction) from the transfer agent in an amount equal to their respective pro rata share of the total net proceeds of that sale. From and after the Effective Time, the term “New Common Stock” as used in this Paragraph 4 shall mean Common Stock as provided in the Certificate of Incorporation, as amended.

4. That, on January 25, 2023, the stockholders having a majority of the outstanding stock entitled to vote thereon voted in favor of the foregoing Amendment in accordance with the provisions of Section 211 of the DGCL.

5. That the foregoing Amendment was duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.

6. The effective date of the foregoing Amendment is February 6, 2023 at 5:00 P.M.

IN WITNESS WHEREOF, said Lannett Company, Inc. has caused this Certificate of Amendment to be executed by its duly authorized officer this 3rd day of February, 2023.